EXHIBIT 21
FRANKLIN RESOURCES, INC.
LIST OF SUBSIDIARIES
(as of September 30, 2017)

Name	State or Nation of Incorporation or Organization
Balanced Equity Management Pty. Limited	Australia
Darby Asia Investors (India) Private Limited	India
Darby - Hana Infrastructure Fund Management Co., Ltd.	South Korea
Fiduciary Trust Company of Canada	Canada
Fiduciary Trust (International) Sàrl	Switzerland
Franklin Advisers, Inc.	California
Franklin Advisers GP, LLC	Delaware
Franklin Advisory Services, LLC	Delaware
Franklin Mutual Advisers, LLC	Delaware
Franklin Templeton Asset Management (India) Private Limited	India
Franklin Templeton Asset Management (Malaysia) Sdn. Bhd.	Malaysia
Franklin Templeton Asset Management Mexico, S.A. de C.V., Sociedad Operadora de Fondos de Inversion	Mexico
Franklin Templeton Austria GmbH	Austria
Franklin Templeton Capital Holdings Private Limited	Singapore
Franklin Templeton Chile SpA	Chile
Franklin Templeton Companies, LLC	Delaware
Franklin Templeton Financial Services Limited	Hong Kong
Franklin Templeton France S.A.	France
Franklin Templeton Fund Management Limited	United Kingdom
Franklin Templeton Global Investors Limited	United Kingdom
Franklin Templeton GSC Asset Management Sdn. Bhd.	Malaysia
Franklin Templeton Holding Limited	Mauritius
Franklin Templeton International Services (India) Private Limited	India
Franklin Templeton International Services S.à r.l.	Luxembourg
Franklin Templeton Investímentos (Brasil) Ltda.	Brazil
Franklin Templeton Investment Consulting (Shanghai) Limited	China
Franklin Templeton Investment Management Limited	United Kingdom
Franklin Templeton Investment Services GmbH	Germany
Franklin Templeton Investment Services Mexico S. de R.L.	Mexico
Franklin Templeton Investment Trust Management Co., Ltd.	South Korea
Franklin Templeton Investments (Asia) Limited	Hong Kong
Franklin Templeton Investments Australia Limited	Australia
Franklin Templeton Investments Corp.	Canada
Franklin Templeton Investments Japan Limited	Japan
Franklin Templeton Investments (ME) Limited	Dubai, U.A.E.
Franklin Templeton Investments Poland sp. z o.o.	Poland
Franklin Templeton Investments South Africa (Pty) Ltd	South Africa
Franklin Templeton Investor Services, LLC	Delaware
Franklin Templeton Luxembourg S.A.	Luxembourg
Franklin Templeton Magyarorszag Kft.	Hungary

Name	State or Nation of Incorporation or Organization
Franklin Templeton Management Luxembourg S.A.	Luxembourg
Franklin Templeton Services, LLC	Delaware
Franklin Templeton Services (India) Private Limited	India
Franklin Templeton Servicios de Asesoria Mexico, S. de R.L. de C.V.	Mexico
Franklin Templeton Slovakia, s.r.o.	Slovakia
Franklin Templeton Strategic Investments Ltd.	Cayman Islands
Franklin Templeton Switzerland Ltd.	Switzerland
Franklin Templeton Trustee Services Private Limited	India
Franklin Templeton Uruguay S.A.	Uruguay
Franklin/Templeton Distributors, Inc.	New York
FT FinTech Holdings, LLC	Delaware
FT Opportunistic Distressed Fund Ltd.	Cayman Islands
FTC Investor Services Inc.	Canada
FTCI (Cayman) Ltd.	Cayman Islands
ITI Capital Markets Limited	India
LSIMC, LLC	Delaware
Riva Financial Systems Limited	Isle of Man
Templeton Asset Management (Labuan) Limited	Malaysia
Templeton Asset Management Limited Mexico, S. de R.L. de C.V.	Mexico
Templeton Asset Management Ltd.	Singapore
Templeton Asset Management (Poland) TFI S.A.	Poland
Templeton do Brasil Ltda.	Brazil
Templeton Global Advisors Limited	The Bahamas
Templeton Global Holdings Ltd.	The Bahamas
Templeton International, Inc.	Delaware
Templeton Investment Counsel, LLC	Delaware
Templeton Restructured Investments, L.L.C.	Delaware
Templeton Restructured Investments III, Ltd.	Cayman Islands
Templeton Restructured Investments IV, Ltd.	Cayman Islands
Templeton Worldwide, Inc.	Delaware
Templeton/Franklin Investment Services, Inc.	Delaware
TSEMF III (Jersey) Limited	Jersey (Channel Islands)
TSEMF IV (Jersey) Limited	Jersey (Channel Islands)
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*	Certain subsidiaries have been omitted because, when considered in the aggregate, they do not constitute a significant subsidiary.

**	All subsidiaries currently do business principally under their respective corporate names except as follows:

•	some of our subsidiaries may use the names Franklin Templeton Investments, Franklin Templeton International and Templeton Worldwide;

•	our Darby subsidiaries may use the name Darby Private Equity;

•	Fiduciary Trust Company of Canada may use the names Fiduciary Trust Canada and Franklin Templeton Solutions in various Canadian jurisdictions; and

•	Franklin Templeton Investments Corp. may use the names Franklin Bissett Investment Management, Franklin Templeton Investments and Franklin Templeton Institutional in various Canadian jurisdictions.